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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2001 relating to the financial statements and financial statement schedules, which appears in Vesta Insurance Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                             /s/ PricewaterhouseCoopers LLP



Birmingham, Alabama
April 11, 2001